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                                                                 Exhibit 23(J.3)

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 20 to the Registration Statement (Form N-1A) (No. 33-70116) of The OFFIT Investment Fund, Inc. of our report dated February 6, 2001, included in the 2000 Annual Report to shareholders.

                                                     /s/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
April 20, 2001